UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2015

Amedica Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On November 26, 2014, Amedica Corporation (“Amedica” or the “Company”) completed a secondary offering in which the Company sold and issued 11,441,646 units. Each unit was issued at a price of $1.14 and consisted of one share of common stock and one common stock warrant (“Secondary Offering Warrant”). The Company issued an additional 1,716,246 Secondary Offering Warrants pursuant to the exercise of the underwriters’ over-allotment option, resulting in the issuance of a total of 13,157,892 Secondary Offering Warrants in the offering.
As of the date of this report 13,015,912 of the Secondary Offering Warrants had been exercised via a cashless exercise provision in the warrant resulting in the issuance of 38,147,958 shares of the Company’s common stock. The remaining Secondary Offering Warrants outstanding as of the date of this report are 141,980. As of the date of this report, there are 65,758,131 shares of common stock outstanding.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: June 26, 2015	/s/ Ty Lombardi
Ty Lombardi Vice President, Finance and Principle Accounting Officer